LETTER TO BENEFICIAL HOLDERS

                      CONSORCIO G GRUPO DINA, S.A. DE C.V.
                           OFFER TO PURCHASE FOR CASH
              UP TO $97 MILLION AGGREGATE PRINCIPAL AMOUNT OF ITS
                8% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2004
              (ISIN NO. US210306 AB 29 AND CUSIP NO. 210306 AB 2)

THE TENDER OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 10, 1999, UNLESS EXTENDED (EACH SUCH TIME, AS THE SAME MAY BE EXTENDED, AN "EXPIRATION TIME"). HOLDERS OF DEBENTURES MUST TENDER THEIR DEBENTURES PRIOR TO THE EXPIRATION TIME IN ORDER TO RECEIVE THE PURCHASE PRICE. TENDERED DEBENTURES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME, BUT NOT THEREAFTER (EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE).

                                                                   July 13, 1999

To Our Clients:

    Enclosed for your consideration is the Offer to Purchase dated July 13, 1999 (as the same may be amended from time to time, the "Offer to Purchase") and the accompanying Letter of Transmittal dated July 13, 1999 (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offering Materials") relating to the offer by Consorcio G Grupo Dina, S.A. de C.V., a Mexican corporation (the "Company"), to purchase for cash up to $97 million in aggregate principal amount of its 8% Convertible Subordinated Debentures due 2004 (the "Debentures"), upon the terms and subject to the conditions set forth in the Offering Materials (such offer to purchase is referred to herein as the "Tender Offer"). The Offering Materials more fully describe the Tender Offer. Capitalized terms used and not defined herein have the meanings given them in the Offer to Purchase.

    The Tender Offer is the second step of an overall plan to restructure substantially all of the indebtedness of Grupo Dina and its subsidiaries. See "Description of the Transactions" in the Offer to Purchase.

    The consideration for each $1,000 principal amount of Debentures tendered and accepted for payment pursuant to the Tender Offer shall be (1) a single price per $1,000 principal amount of Debentures, not in excess of $460 nor less than $400 per $1,000 principal amount of Debentures (the "Purchase Price"), plus
(2) Accrued Interest. The Company will select the lowest Purchase Price that will allow it to buy $97 million aggregate principal amount of Debentures (or such lesser amount of Debentures as are properly tendered). All Debentures acquired in the Tender Offer will be acquired at the Purchase Price. Debentures properly tendered at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, subject to the terms and conditions of the Tender Offer, including the proration provisions. All Debentures tendered and not purchased pursuant to the Tender Offer, including Debentures tendered at prices in excess of the Purchase Price and Debentures not purchased because of proration, will be returned to the tendering holders at the Company's expense as promptly as practicable following the Expiration Time.

    We are the Holder of Debentures held for your account. A tender of such Debentures can be made only by us as the Holder pursuant to your instructions. THE ENCLOSED SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DEBENTURES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any or all of the Debentures held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

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    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Debentures on your behalf in accordance with the provisions of the Tender Offer. THE DEADLINE FOR HOLDERS TO QUALIFY TO RECEIVE THE PURCHASE PRICE IS THE EXPIRATION TIME, WHICH WILL BE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 10, 1999, UNLESS EXTENDED OR EARLIER TERMINATED. DEBENTURES PROPERLY TENDERED MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
EXPIRATION TIME BUT, SUBJECT TO CERTAIN LIMITED EXCEPTIONS SET FORTH IN THE
OFFER TO PURCHASE, NOT THEREAFTER.

    We urge you to read carefully the enclosed Letter of Transmittal in conjunction with the Offer to Purchase before instructing us to tender your Debentures.

    Your attention is directed to the following:

        1. Debentures may be tendered at prices not in excess of $460 nor less than $400 per $1,000 principal amount of Debentures as indicated in the attached instruction form.

        2. Subject to the terms and conditions of the Tender Offer, payment will be made for Debentures accepted for payment in immediately available (same-day) funds promptly after the Acceptance Date (the "Settlement Date"). The "Acceptance Date" is the date on which the Company accepts the Debentures for purchase and payment.

        3. The Tender Offer will expire at the Expiration Time, which will be at 5:00 p.m., New York City time, on Tuesday, August 10, 1999, unless extended.

        4. Holders of Debentures who desire to accept the Tender Offer must tender their Debentures prior to the Expiration Time.

        5. The obligation of the Company to accept for purchase Debentures properly tendered and not withdrawn pursuant to the Tender Offer is subject to certain conditions, including, among other things, satisfaction of the Minimum Tender Condition. Consummation of the Tender Offer is also subject to certain other conditions. See "The Tender Offer--Conditions of the Tender Offer" in the Offer to Purchase.

        6. Tenders of Debentures may be withdrawn prior to the Expiration Time, but not thereafter, subject to certain limited circumstances described in the Offer to Purchase.

        7. Any transfer taxes will be borne by the Company except as otherwise provided in Instruction 7 of the Letter of Transmittal.

    If you wish to tender any or all of the Debentures held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Debentures, all such Debentures will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time. THE ENCLOSED SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DEBENTURES HELD BY US FOR YOUR ACCOUNT.

    The Company is not aware of any jurisdiction in which the making of the Tender Offer or the tender of Debentures in connection therewith would not be in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction in which the making of the Tender Offer would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the Tender Offer. If, after such good faith effort, the Company cannot comply with any such laws, the Tender Offer will not be made to (nor will tenders be accepted from or on behalf of) holder(s) residing in such jurisdiction.

    IMPORTANT: THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), TOGETHER WITH THE DEBENTURES AND ALL OTHER REQUIRED DOCUMENTS, OR AN AGENT'S MESSAGE, TOGETHER WITH A CONFIRMATION OF BOOK-ENTRY TRANSFER OF DEBENTURES, OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION TIME WITH RESPECT TO HOLDERS WISHING TO RECEIVE THE PURCHASE PRICE.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

                                       BY

                      CONSORCIO G GRUPO DINA, S.A. DE C.V.

                                      FOR

              UP TO $97 MILLION AGGREGATE PRINCIPAL AMOUNT OF ITS
                8% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2004
              (ISIN NO. US210306 AB 29 AND CUSIP NO. 210306 AB 2)

    The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase of Consorcio G Grupo Dina, S.A. de C.V., a Mexican corporation, dated July 13, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal dated July 13, 1999 (the "Letter of Transmittal"), relating to its outstanding debt securities listed above (collectively, the "Debentures" and individually, a "Debenture").

    This will instruct you to tender the number of Debentures indicated below held by you for the account of the undersigned, on the terms and subject to the conditions in such Offer to Purchase and Letter of Transmittal.

               PRICE (IN DOLLARS) PER $1,000 PRINCIPAL AMOUNT OF
               DEBENTURES AT WHICH DEBENTURES ARE BEING TENDERED

                              (SEE INSTRUCTION 3)

    CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF DEBENTURES. (Holders who desire to tender Debentures at more than one price must complete a separate Letter of Transmittal for each price at which Debentures are tendered.)

          / /  $400                      / /  $430                      / /  $460
          / /  $410                      / /  $440
          / /  $420                      / /  $450

     Debentures which are to be tendered.
PRINCIPAL AMOUNT*
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
* IF THE UNDERSIGNED DOES NOT FILL IN THE BLANK, OR UNLESS OTHERWISE INDICATED, THE EXECUTION AND DELIVERY OF THESE INSTRUCTIONS CONSTITUTE THE UNDERSIGNED'S INSTRUCTION TO YOU TO TENDER THE ENTIRE PRINCIPAL AMOUNT OF DEBENTURES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.
                                   SIGN HERE
________________________________________________________________________________
                                  SIGNATURE(S)
                                   SIGN HERE
________________________________________________________________________________
                                  SIGNATURE(S)
________________________________________________________________________________
                         NAME(S) (PLEASE TYPE OR PRINT)
________________________________________________________________________________
                                    ADDRESS
________________________________________________________________________________
                                    ZIP CODE
________________________________________________________________________________
                          AREA CODE AND TELEPHONE NO.
                                     DATED:
                ------------------------------------------, 1999

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